EXHIBIT 2.2

BANK CREDIT NOTE
WORKING CAPITAL

The CLIENT identified below issues this Bank Credit Note, which will be governed by the conditions established in the preamble and in the clauses below.

BANK CREDIT NOTE WORKING CAPITAL No.872936441		BRANCH CODE: 403 CLIENT’S CURRENT ACCOUNT No. 0704691
I – BANK	BANCO ABN AMRO REAL S/A, headquartered in São Paulo/SP, at Avenida Paulista No. 1374 – 3rd floor, corporate taxpayer register under CNPJ/MF No. 33.066.408/0001-15
II – CLIENT	Corporate Name: TIM CELULAR S.A.		CNPJ: 004206050/0001-80
	Address: AV GIOVANNI GRONCHI, 7143		City: São Paulo	State: SP
III - JOINT DEBTORS	1) Name/Corporate Name		CPF/CNPJ
	Address:		City:	State:
	2) Name/Corporate Name		CPF/CNPJ
	Address:		City:	Address:
	3) Name/Corporate Name		CPF/CNPJ
	Address:		City:	Address:
IV – SPECIFICATION OF CREDIT TRANSACTION	1. Amount of Loan: R$ 150,000,000.00	2. Maturity of the first installment: 10/15/2008	3. Amount of installment (fixed installments) ACCORDING TO ATTACHED PAYMENT FLOW
	4.Number of installments: 6	5. Final maturity: 04/04/2011	6. Contracting Fee: R$ 150.00 paid in one installment
	7. IOF AMOUNT: R$ 2,820,000.00 paid in one installment	8. Effective Rate: 0% p.m., 0% p.y.	9. Place of Payment: RIO DE JANEIRO
10. Interest [X] Floating Rate: interest equivalent to Effective Rate plus 110% of CDI (Interfinance Deposit Certificate)
11. Form of payment: [X] Principal according to flow attached plus interest accruing in period.
V- SPECIFICATION OF THE GUARANTEE(S):	None checked

PROMISE OF PAYMENT
1.
CLIENT issues this Note and promises to pay to the BANK or to its order the amount indicated in field 1 of Table IV of the preamble, plus the charges indicated in fields 6, 7 and 10 of table IV of the preamble, in the location and as form of payment, established in fields 9 and 11 of table IV of the preamble to 16:00 h (Brasilia time) of each date of payment of interest or due date, respectively, and in the other clauses below, recognizing this debt as established, agreed and due on the due dates contemplated in this Note.

1.1. The values corresponding to the Contracting Fee and to IOF (Tax on Credit Transactions) shall be paid upon contracting or with the installments of the loan, as indicated in field 7 of table IV of the preamble.

CREDIT TRANSACTION REPRESENTED

2.
This Note represents a loan transaction, for financing of CLIENT’S productive activity, in the amount indicated in field 1 of table IV of the preamble, effected by the BANK by credit undertaken, on this date, in the current account of CLIENT indicated in the preamble.

INTEREST

3.	Interest, capitalized daily, as permitted by the legislation in force, equivalent to one of the rates below, as indicated in table IV of the preamble, shall accrue on the balances due:

a)	Prefixed: equivalent to the effective rate set forth on table IV.
b)	Postfixed: equivalent to the effective rate set forth in table IV plus the variation of the TR (Reference Rate), in the accrual period; or
c)
Floating: equivalent to the effective rate set forth in table IV, plus a floating rate corresponding to the percentage indicted in table IV of the preamble of the CDI rate (average rate for funding in the Brazilian interfinance market for extragroup transactions, referred to as DI – over, published by CETIP – Custody and Liquidation Chamber, accumulated in the accrual period.

3.1. In periods of less than 30 (thirty) days, the “pro rata” criteria (proportional the number of days) shall be used, according to the regulation in force.

FEES AND TAXES

4.	In addition to the interest mentioned above, CLIENT will be due to pay the following:

a)	Contracting fee, in the amount set forth in the table (See preamble, published in the branches of the BANK or posted on its website (www.bancoreal.com.br);
b)         IOF (Tax on Credit Transactions), in the amount corresponding to table IV of the preamble.

4.1.      CLIENT is responsible for all the taxes, contributions, charges and additional costs of any nature, accruing or which come to accrue on the loan represented in this Note, including those resulting from alterations in rates, tax basis or collection periods and collect them according to the legislation in force or reimburse it to the BANK, according to the case:

EARLY MATURITY

5.	In addition to the events contemplated in the law, this Note, shall be due automatically and early, the total balance due becoming immediately enforceable, if the CLIENT and/or JOINT DEBTORS:

a)
do not comply with any of the monetary obligations assumed herein or in the guarantee instruments, if any, unless (a) this monetary failure is caused by a technical or administrative error, (b) this amount is paid within 5 (five) days counting from the due date and (c) the non-monetary failure continues without remedy for a period of 30 (thirty) days counting from the date on which the CLIENT in question becomes aware of noncompliance;

b)
have provided any declaration, guarantee or affirmation made or considered as made by CLIENT pursuant to the terms of this Note, which is or is evidenced to be incorrect or misleading, in any respected, when made or considered as made, unless the circumstances that gave origin to this declaration are (a) subject to being remedied (b) are remedied in the period of 30 days after the CLIENT in question becomes aware of the circumstances.

c)	do not comply with any of the obligations resulting from other contracts signed with the BANK or third parties for an amount equal or superior to R$ 75,000,000.00 (seventy-five million reais).

d)
sustain protests of financial instruments and/or documents representative of the debt in an amount superior to R$ 15,000,000.00 (fifteen million reais) for whose payment it is responsible, except if CLIENT proves that the protest occurred through errors or bad faith of the protestor or if the protest is cancelled in the period of 72 (seventy-two) hours after the BANK has become aware of it.

e)	sustain any judicial or extrajudicial measure, which, at the discretion of the BANK, may affect its capacity to honor its obligations assumed in this Note, or in the instruments of guarantee, if any.

f)	propose, or any member of the Restricted Group proposes, judicial or extrajudicial recovery, or have their bankruptcy required or decreed, including by any member of the Restricted Group.

g)	terminate their activities or have their corporate control modified or transferred directly or indirectly to third parties, without the BANK’S authorization.

h)         acquire the companies not belonging to the Telecommunications sector

i)
have, or any member of the Restricted Group has, any license or concession issued revoked, cancelled or due, which is necessary for the conducting of their business, except by the long distance telecommunications business.

j)
suffer a process of execution of execution of the guarantee against goods of the Restricted Group, in which the individual book value or the market value of these assets, whichever is largest, exceeds R$ 75,000,000.00 (seventy-five million reais) and that is not declared groundless or suspended within a period of 30 days or a judicial measure is rendered against the Restricted Group, pursuant to the terms of any bankruptcy, insolvency or other similar law in force on this date or subsequently, with the exception, however, that this event of maturity may not be opposed to CLIENT if the process in question is (i) incoherent or shameful and is being challenged in good faith by duly brought proceedings and (ii) it is considered groundless or suspended in the period of 60 days after valid notification of the execution of if a judicial measure is rendered against the Restricted Group, pursuant to the terms of any bankruptcy, insolvency or other similar law, in force on this or a subsequent date.

k)
do not effect, or any member of the Restricted Group do not effect, the payment on the due date of any amount due by it pursuant to the terms of an unapeallable sentence for an amount equal or superior to R$ 75,000,000.00 (seventy-five million reais).

l)
dispose of, hold in guarantee third parties or constitute any kind of lien or encumbrance on any of its goods or rights, without previous consent by the BANK, except those that refer to long distance services.

m)
suffer, or any member of the Restricted Group suffers, by any governmental authority, conviction, confiscation, intervention or misappropriation or expropriation of all or a significant part of the goods or revenues, with the exception of the license and of the goods related to the provision of long distance telecommunications services.

n)	do not maintain their assets, which are subject to being insured, insured against the risks of deterioration or perishing.

o)
suffer a relevant change in its economic-financial condition, which, at the discretion of the BANK, may compromise its capacity to honor the obligations assumed in this Note or in the guarantee instruments, if any.

p)
do no confer to the BANK the same rights and privileges that any other creditor, present and future, of CLIENT, which has the same credit rating, being treated, therefore, in an egalitarian way, in all respects, CLIENT being bound, when necessary, to execute all the instruments necessary, including postponements to this Note, so as to ensure egalitarian treatment to the BANK, except those resulting from loan transactions executed with BNDES or securitized credits.

5.1.      The BANK shall not be obliged to release the resources of the CLIENT if any of the events described above occurs prior to the release.

For purposes of this Clause:

“Restricted Group” means the CLIENT, the JOINT DEBTOR, TIM Participações S.A. and TIM Nordeste S.A.

5.2.      Still, in order to ensure that CLIENT has the financial conditions to pay this debt, CLIENT undertakes to respect, during the term of this Note, the following financial parameters, according to the data set forth on its consolidated financial statements prepared in the period.

a)	ratio between “Consolidated Net Debt” (defined below) and maximum “Consolidated EBITDA” (defined below), to be verified from June 2008, of 2.0.

b)	Minimum Interest Cover Ratio of 2.25.

For purposes of this Clause, the terms defined below shall have the following meanings:

“Loans” means, at any time, the balance of the principal, capital or nominal value of any fixed or minimum premium, to be paid as a result of the early payment or redemption of any debt, related to:

(i) cash borrowed in loan and balances due with financial institutions;
(ii) any amount raised by acceptance according to any facility;
(iii) any amount raised pursuant to the terms of any purchase of instruments or issue of obligations, notes, debentures, loans for the purchase of shares or any similar instrument;
(iv) the value of any liabilities in respect of any lease of lease and purchase contract, which, according to the generally accepted accounting principles, would be treated as financial lease or of goods of the property, plant and equipment;
(v) receivables sold or discounted (except any receivables which are sold without the right of redress);
(vi) any obligation of counter-indemnity in respect of a guarantee, indemnity. obligation, letter of credit, “standby” or document or any other instrument issued by a bank or financial institution (except any one given in relation to the commercial credit resulting from the normal course of business);
(vii) any value raised by the issue of redeemable shares, redeemable at the discretion of the holder prior to August 26, 2005;
(viii) any value of any liabilities related to a forward agreement or deferred purchase agreement if one of the main reasons for the execution of this contract is funding;
(ix) any value raised in any other transaction (including any sale on credit or purchase agreement), which has the commercial effect of a loan; and
(x) (without duplicity) the value of any liability in respect of any guarantee or indemnity related to any one of the items mentioned above.

“Availabilities” means, at any time, money in the bank, denominated in reais or in any other currency freely convertible into reais, in the Brazilian interbank market, and credited in an account in the name of a member of the TB Group, with a reputable financial institution, of which one member of the TB Group is the sole beneficiary, with right to that (i) the cash be reimbursable upon request; (ii) the reimbursement of that money is not contingent to the waiver of early payment of any debt of any member of the TB Group or any other person, or to compliance with any condition; (iii) there is no guarantee for that money, except the Permitted Encumbrances guaranteeing loans, and (iv) this money is free and immediately available to be applied in the amortization or in the prepayment of Loans.

“Applications in Availabilities” means instruments of the debt expressed in reais or in any other freely convertible currency into reais in the Brazilian interbank market, provided that these instruments of debt are not convertible into any other form of securities.

“Consolidated EBITDA” means, for any measurement period, the consolidated profits of the TB Group from the activities of that measurement period:

(i) prior to the deduction of any Consolidated Net Financial Charges;
(ii) prior to consideration of any items treated as extraordinary or exceptional items;
(iii) prior to the deduction of any value of any profit of the TB Group attributable to any company in which that member of the TB Group has minority vote; and
(iv) prior to the deduction of any value attributed to the amortization of the intangible assets or to depreciation of tangible assets.

“Net Consolidated Debt” means, at any moment, the total value of the obligations of the TB Group, related to Loans, but:

(i) including, in the case of financial leases, only the value then capitalized;
(ii) excluding any obligations to any member of the TB Group; and
(iii) deducting the total value of the Availabilities and Applications in Availabilities freely available held by any member of the TB Group at the time, so that no value is included or excluded more than once.

“Consolidated Net Financial Charges” means, for any measurement period, the total value of accrued interest, commissions, fees, discounts, break costs, premiums and other financial payments relating to Loans, which are paid, to pay or capitalized by any member of the TB Group in relation to that measurement period:

(i) excluding any obligations to any other member of the TB Group;
(ii) including the interest on payment of lease and rent and purchase of to be paid by any member of the TB Group;
(iii) including any commission, fee, deduction and other accrued financial payments to be realized by any member of the TB Group, pursuant to the terms of any hedge agreement of interest rate;
(iv) deducting any commission, rate, deduction and other financial payments accrued due to any member of the TB Group, pursuant to the terms of any hedge instrument of interest rate;
(v) deducting any accrued interest due to any member of the TB Group on any deposit or bank account; and
(vi) adding the value of any dividends in cash or distributions paid or made by CLIENT in relation to that measurement period.

“Subsidiary” means in relation to any person, (i) a joint stock company in which more than 50% of the combined voting power of the shares with voting right outstanding is held, directly or indirectly, by this person and/or by one or more of the other Subsidiaries of this person or (ii) any other person (except a joint stock company) in which this person and/or one or more of the other Subsidiaries, directly or indirectly, has powers to orient the policies, management and business of that person.

“Interest Cover Ratio” means the reason between (i) EBITDA less depreciation and amortization set forth in its restated financial statements and (ii) the interest expense with interest incurred in the same period relating to EBITDA, including, without limitation, expenses resulting from monetary variations;

“TB Group” means TIM Brasil Serviços e Participações S.A. and its Subsidiaries.

5.3. The CLIENT hereby undertakes to contract a reputable audit company and inform to the BANK, within 30 days of the execution of this Note.

5.3.1.
The provision of the audit services shall contemplate the full analysis of the financial statements of the CLIENT with the presentation of the quarterly balance sheets within 60 days after termination of each quarter and annual audited balance sheet within 90 days after closure of the fiscal year, as well as verification of compliance with the financial parameters established in Clause 5.2 to the maturity date of the transaction represented in this Note.

5.3.2.
The CLIENT hereby authorizes the Bank, through its representatives and agents, by notice to the Beneficiary, of at least 24 (twenty-four) hours, in business hours, free access to all its facilities and to the accounting records, for assessment of the economic-financial performance of CLIENT and verification of compliance with the obligations assumed in this Note.

ARREARS CHARGES

6.
In the event of lack of punctuality in compliance with the monetary obligations resulting from this Note, on the amounts due shall accrue, from the date of the default to the date of effective payment: a) arrears interest of 1% (one percent) per month or fraction; b) remuneration interest collected per day of delay, calculated according to the interest rate in force on the payment date, practiced by the Bank in its credit transactions, published on the BANK’S website (www.bancoreal.com.br – page Loans –Interest Items – Table of Charges and Default), and c) arrears interest of 2% (two percent).

EARLY LIQUIDATION

7.
In the event of CLIENT requesting the early liquidation, total or partial, of this debt, it shall pay the amount equivalent to the value of the principal to be amortized, plus interest due to the end of the contractual period, deducting the percentage equivalent to the market rate contemplated for the remaining period at the time of the liquidation.

7.1.	CLIENT undertakes, moreover, to give minimum notice to the BANK of 1 (one) day, in the case of intending to amortize or liquidate early the balance due resulting from this Note.

AUTHORIZATION OF DEBIT INTO ACCOUNT

8.
CLIENT and/or the JOINT DEBTORS authorize the BANK, irrevocably and irreversibly, to debit from their current account, as much as the funds allow, all the monetary obligations, principal and accessory, resulting from this Note, including the portions due not yet paid, plus the arrears charges covenanted herein, CLIENT and/or JOINT DEBTORS undertaking to maintain in their current account available and sufficient funds to accept such debits.

GUARANTEES

9.
To ensure compliance with the obligations of this Note, the guarantees set forth in table V of the preamble, instrumentalized in separate documents, shall be constituted in favor of the bank, and will be an integral part of this Note.

JOINT DEBTORS

10.
The JOINT DEBTORS, co-issuers of this Note, declare to be jointly responsible with CLIENT for compliance with all the monetary obligations, principal and accessory, contemplated in this Note, promising to pay this debt, which they recognize as established, agreed and enforceable, pursuant to the terms of Clause 1.

EXPENSES

11.
CLIENT will responsible for the expenses incurred by the BANK, with the contracting of the professional services of lawyers, or collection company to recover its credits, until legal limits, ensuring equal right to the CLIENT, if the latter has to collect any amount due to it by the BANK.

TOLERANCE

12.
Tolerance by any of the parties with noncompliance with the contractual obligations by the adversary party will be considered mere liberality and will not lead to novation, pardon or contractual alteration.

PERMISSION OF ASSIGNMENT

13.
The BANK may assign or transfer, as a whole or in part, in any form permitted by law, including by the issue of the Certificates of Bank Credit Note, the rights, obligations and guarantees of this Note. For such, they may, deliver to the assignee all the documentation pertaining to credit, provided that authorized previously by CLIENT.

14.
CLIENT may assign or transfer, as a whole or in part, in any form permitted by law, the rights, obligations and guarantees of this Note to Tim Nordeste S/A (if this is not CLIENT) or to Tim Celular S;A (if this is not CLIENT), upon previous notification to the BANK.

CONSULTATION AND INFORMATION TO THE CENTRAL BANK OF BRAZIL

15.
The CLIENT and/or JOINT DEBTORS authorize the BANK to consult and include the relevant information to active and passive and guarantee financial transactions under its liability in the credit information system and register of the Central Bank of Brazil.

SOCIO-ENVIRONMENTAL POLICY

16.
CLIENT declares that the resources resulting from this Clause shall not be destined to any purposes and/or projects, which may cause social damages and which do not strictly comply with the legal and regulatory rules that govern the National Environmental Policy.

17.
The Parties hereby recognize that the CLIENT, its directors, administrators, employees and eventual subcontractors, are subject to observance and compliance with the “TIM Code of Ethics”, which provides that all the business of CLIENT, including this Contract, will be marked by respect: (i) for the environment, including regarding the disposal of batteries, emission of pollutants, recycling of waste (ii) to the safety and health rules in the workplace; (iii) to honesty and transparency to its partners, suppliers, contractors, the market and governmental bodies, (iv) to the interests of society and of the Parties, above the individual interests of its employees, representatives and service providers, which may not obtain for themselves or for another, information, opportunities, business, advantages, gifts or benefits using the name and reputation of the CLIENT, or as a result of the performance of the activities. The TIM Ethics Code is available on the website of TIM Participações S.A. (www.timpatri.com.br – Area: Corporate Governance, Ethics Code) and filed at its headquarters and in all of its establishments, available for public consultation.

VENUE

18.	The forums of the Judiciary District of São Paulo or the domicile of the defendant, at the discretion of the plaintiff, is hereby elected to settle any issues arising out of this Note.

FINAL PROVISIONS

19.
If any item or clause of this Note is considered illegal, unenforceable or ineffective, for any reason, all the other items and clauses shall remain fully valid and effective. The BANK and the CLIENT hereby undertake to negotiate, in the shortest possible period, an item or clause, which, according to the case, substitutes the item or illegal, unenforceable or ineffective clause. In this negotiation, the objective of the parties on the date of execution of this instrument shall be considered, as well as the context in which the item or illegal, unenforceable or ineffective clause was entered.

20.	The effects of this Note retroact to 04/18/2008.

This Note is issued in 2 (two) counterparts, only one being negotiable.

Rio de Janeiro, June 06, 2008

[signature]	[signature]	[signature]	[signature]
TIM CELULAR S.A.		BANCO ABN AMRO REAL S/A
Gianandrea Castelli Rivolta	Mario Cesar Pereira	Luiza (illegible)	José Carlos Lopes
Administration, Finance and Control Director	President	CPF: 044.6 (illegible)	Manager

JOINT DEBTORS:

1._______________________________	2._________________________
Name:	Name:

3.________________________________
Name:

ATTACHMENT TO BANK CREDIT NOTE No. 872936441

PAYMENT FLOW

THE INTEREST ACCRUING IN THE PERIOD SHALL BE PAID WITH EACH INSTALLMENT OF PRINCIPAL

INSTALLMENT	DATE	INSTALLMENT VALUE + CHARGES
01	10/15/2008	R$ 1.00
02	04/13/2009	R$ 1.00
03	10/13/2009	R$ 1.00
04	08/04/2010	R$ 1.00
05	10/05/2010	R$ 1.00
06	04/04/2011	R$ 149,999,995.00

BANK CREDIT NOTE
WORKING CAPITAL

The CLIENT identified below issues this Bank Credit Note, which will be governed by the conditions established in the preamble and in the clauses below.

BANK CREDIT NOTE WORKING CAPITAL No.872936777		BRANCH CODE: 403 CLIENT’S CURRENT ACCOUNT No. 0704691
I – BANK	BANCO ABN AMRO REAL S/A, headquartered in São Paulo/SP, at Avenida Paulista No. 1374 – 3rd floor, corporate taxpayer register under CNPJ/MF No. 33.066.408/0001-15
II – CLIENT	Corporate Name: TIM CELULAR S.A.		CNPJ: 004206050/0001-80
	Address: AV GIOVANNI GRONCHI, 7143		City: São Paulo	State: SP
III - JOINT DEBTORS	1) Name/Corporate Name		CPF/CNPJ
	Address:		City:	State:
	2) Name/Corporate Name		CPF/CNPJ
	Address:		City:	Address:
	3) Name/Corporate Name		CPF/CNPJ
	Address:		City:	Address:
IV – SPECIFICATION OF CREDIT TRANSACTION	1. Amount of Loan: R$ -50,000,000.00	2. Maturity of the first installment: 11/04/2008	3. Amount of installment (fixed installments) ACCORDING TO ATTACHED PAYMENT FLOW
	4.Number of installments: 6	5. Final maturity: 25/04/2011	6. Contracting Fee: R$ 200.00 paid in one installment
	7. IOF AMOUNT: R$ 938,249,99paid in one installment	8. Effective Rate: 0% p.m., 0% p.y.	9. Place of Payment: RIO DE JANEIRO
10. Interest [X] Floating Rate: interest equivalent to Effective Rate plus 109,6% of CDI (Interfinance Deposit Certificate)
11. Form of payment: [X] Principal according to flow attached plus interest accruing in period.
V- SPECIFICATION OF THE GUARANTEE(S):	None checked

PROMISE OF PAYMENT

1.
CLIENT issues this Note and promises to pay to the BANK or to its order the amount indicated in field 1 of Table IV of the preamble, plus the charges indicated in fields 6, 7 and 10 of table IV of the preamble, in the location and as form of payment, established in fields 9 and 11 of table IV of the preamble to 16:00 h (Brasilia time) of each date of payment of interest or due date, respectively, and in the other clauses below, recognizing this debt as established, agreed and due on the due dates contemplated in this Note.

1.1. The values corresponding to the Contracting Fee and to IOF (Tax on Credit Transactions) shall be paid upon contracting or with the installments of the loan, as indicated in field 7 of table IV of the preamble.

CREDIT TRANSACTION REPRESENTED

2.
This Note represents a loan transaction, for financing of CLIENT’S productive activity, in the amount indicated in field 1 of table IV of the preamble, effected by the BANK by credit undertaken, on this date, in the current account of CLIENT indicated in the preamble.

INTEREST

3.	Interest, capitalized daily, as permitted by the legislation in force, equivalent to one of the rates below, as indicated in table IV of the preamble, shall accrue on the balances due:

a)	Prefixed: equivalent to the effective rate set forth on table IV.
b)	Postfixed: equivalent to the effective rate set forth in table IV plus the variation of the TR (Reference Rate), in the accrual period; or
c)
Floating: equivalent to the effective rate set forth in table IV, plus a floating rate corresponding to the percentage indicted in table IV of the preamble of the CDI rate (average rate for funding in the Brazilian interfinance market for extragroup transactions, referred to as DI – over, published by CETIP – Custody and Liquidation Chamber, accumulated in the accrual period.

3.1. In periods of less than 30 (thirty) days, the “pro rata” criteria (proportional the number of days) shall be used, according to the regulation in force.

FEES AND TAXES

4.	In addition to the interest mentioned above, CLIENT will be due to pay the following:

a)	Contracting fee, in the amount set forth in the table (See preamble, published in the branches of the BANK or posted on its website (www.bancoreal.com.br);
b)	IOF (Tax on Credit Transactions), in the amount corresponding to table IV of the preamble.

4.1.      CLIENT is responsible for all the taxes, contributions, charges and additional costs of any nature, accruing or which come to accrue on the loan represented in this Note, including those resulting from alterations in rates, tax basis or collection periods and collect them according to the legislation in force or reimburse it to the BANK, according to the case:

EARLY MATURITY

5.	In addition to the events contemplated in the law, this Note, shall be due automatically and early, the total balance due becoming immediately enforceable, if the CLIENT and/or JOINT DEBTORS:

a)
do not comply with any of the monetary obligations assumed herein or in the guarantee instruments, if any, unless (a) this monetary failure is caused by a technical or administrative error, (b) this amount is paid within 5 (five) days counting from the due date and (c) the non-monetary failure continues without remedy for a period of 30 (thirty) days counting from the date on which the CLIENT in question becomes aware of noncompliance;

b)
have provided any declaration, guarantee or affirmation made or considered as made by CLIENT pursuant to the terms of this Note, which is or is evidenced to be incorrect or misleading, in any respected, when made or considered as made, unless the circumstances that gave origin to this declaration are (a) subject to being remedied (b) are remedied in the period of 30 days after the CLIENT in question becomes aware of the circumstances.

c)	do not comply with any of the obligations resulting from other contracts signed with the BANK or third parties for an amount equal or superior to R$ 75,000,000.00 (seventy-five million reais).

d)
sustain protests of financial instruments and/or documents representative of the debt in an amount superior to R$ 15,000,000.00 (fifteen million reais) for whose payment it is responsible, except if CLIENT proves that the protest occurred through errors or bad faith of the protestor or if the protest is cancelled in the period of 72 (seventy-two) hours after the BANK has become aware of it.

e)	sustain any judicial or extrajudicial measure, which, at the discretion of the BANK, may affect its capacity to honor its obligations assumed in this Note, or in the instruments of guarantee, if any.

f)	propose, or any member of the Restricted Group proposes, judicial or extrajudicial recovery, or have their bankruptcy required or decreed, including by any member of the Restricted Group.

g)	terminate their activities or have their corporate control modified or transferred directly or indirectly to third parties, without the BANK’S authorization.

h)         acquire the companies not belonging to the Telecommunications sector

i)
have, or any member of the Restricted Group has, any license or concession issued revoked, cancelled or due, which is necessary for the conducting of their business, except by the long distance telecommunications business.

j)
suffer a process of execution of execution of the guarantee against goods of the Restricted Group, in which the individual book value or the market value of these assets, whichever is largest, exceeds R$ 75,000,000.00 (seventy-five million reais) and that is not declared groundless or suspended within a period of 30 days or a judicial measure is rendered against the Restricted Group, pursuant to the terms of any bankruptcy, insolvency or other similar law in force on this date or subsequently, with the exception, however, that this event of maturity may not be opposed to CLIENT if the process in question is (i) incoherent or shameful and is being challenged in good faith by duly brought proceedings and (ii) it is considered groundless or suspended in the period of 60 days after valid notification of the execution of if a judicial measure is rendered against the Restricted Group, pursuant to the terms of any bankruptcy, insolvency or other similar law, in force on this or a subsequent date.

k)
do not effect, or any member of the Restricted Group do not effect, the payment on the due date of any amount due by it pursuant to the terms of an unapeallable sentence for an amount equal or superior to R$ 75,000,000.00 (seventy-five million reais).

l)
dispose of, hold in guarantee third parties or constitute any kind of lien or encumbrance on any of its goods or rights, without previous consent by the BANK, except those that refer to long distance services.

m)
suffer, or any member of the Restricted Group suffers, by any governmental authority, conviction, confiscation, intervention or misappropriation or expropriation of all or a significant part of the goods or revenues, with the exception of the license and of the goods related to the provision of long distance telecommunications services.

n)	do not maintain their assets, which are subject to being insured, insured against the risks of deterioration or perishing.

o)
suffer a relevant change in its economic-financial condition, which, at the discretion of the BANK, may compromise its capacity to honor the obligations assumed in this Note or in the guarantee instruments, if any.

p)
do no confer to the BANK the same rights and privileges that any other creditor, present and future, of CLIENT, which has the same credit rating, being treated, therefore, in an egalitarian way, in all respects, CLIENT being bound, when necessary, to execute all the instruments necessary, including postponements to this Note, so as to ensure egalitarian treatment to the BANK, except those resulting from loan transactions executed with BNDES or securitized credits.

5.1.      The BANK shall not be obliged to release the resources of the CLIENT if any of the events described above occurs prior to the release.

For purposes of this Clause:

“Restricted Group” means the CLIENT, the JOINT DEBTOR, TIM Participações S.A. and TIM Nordeste S.A.

5.2.     Still, in order to ensure that CLIENT has the financial conditions to pay this debt, CLIENT undertakes to respect, during the term of this Note, the following financial parameters, according to the data set forth on its consolidated financial statements prepared in the period.

a)	ratio between “Consolidated Net Debt” (defined below) and maximum “Consolidated EBITDA” (defined below), to be verified from June 2008, of 2.0.

b)	Minimum Interest Cover Ratio of 2.25.

For purposes of this Clause, the terms defined below shall have the following meanings:

“Loans” means, at any time, the balance of the principal, capital or nominal value of any fixed or minimum premium, to be paid as a result of the early payment or redemption of any debt, related to:

(i) cash borrowed in loan and balances due with financial institutions;
(ii) any amount raised by acceptance according to any facility;
(iii) any amount raised pursuant to the terms of any purchase of instruments or issue of obligations, notes, debentures, loans for the purchase of shares or any similar instrument;
(iv) the value of any liabilities in respect of any lease of lease and purchase contract, which, according to the generally accepted accounting principles, would be treated as financial lease or of goods of the property, plant and equipment;
(v) receivables sold or discounted (except any receivables which are sold without the right of redress);
(vi) any obligation of counter-indemnity in respect of a guarantee, indemnity. obligation, letter of credit, “standby” or document or any other instrument issued by a bank or financial institution (except any one given in relation to the commercial credit resulting from the normal course of business);
(vii) any value raised by the issue of redeemable shares, redeemable at the discretion of the holder prior to August 26, 2005;
(viii) any value of any liabilities related to a forward agreement or deferred purchase agreement if one of the main reasons for the execution of this contract is funding;
(ix) any value raised in any other transaction (including any sale on credit or purchase agreement), which has the commercial effect of a loan; and
(x) (without duplicity) the value of any liability in respect of any guarantee or indemnity related to any one of the items mentioned above.

“Availabilities” means, at any time, money in the bank, denominated in reais or in any other currency freely convertible into reais, in the Brazilian interbank market, and credited in an account in the name of a member of the TB Group, with a reputable financial institution, of which one member of the TB Group is the sole beneficiary, with right to that (i) the cash be reimbursable upon request; (ii) the reimbursement of that money is not contingent to the waiver of early payment of any debt of any member of the TB Group or any other person, or to compliance with any condition; (iii) there is no guarantee for that money, except the Permitted Encumbrances guaranteeing loans, and (iv) this money is free and immediately available to be applied in the amortization or in the prepayment of Loans.

“Applications in Availabilities” means instruments of the debt expressed in reais or in any other freely convertible currency into reais in the Brazilian interbank market, provided that these instruments of debt are not convertible into any other form of securities.

“Consolidated EBITDA” means, for any measurement period, the consolidated profits of the TB Group from the activities of that measurement period:

(i) prior to the deduction of any Consolidated Net Financial Charges;
(ii) prior to consideration of any items treated as extraordinary or exceptional items;
(iii) prior to the deduction of any value of any profit of the TB Group attributable to any company in which that member of the TB Group has minority vote; and
(iv) prior to the deduction of any value attributed to the amortization of the intangible assets or to depreciation of tangible assets.

“Net Consolidated Debt” means, at any moment, the total value of the obligations of the TB Group, related to Loans, but:

(i) including, in the case of financial leases, only the value then capitalized;
(ii) excluding any obligations to any member of the TB Group; and
(iii) deducting the total value of the Availabilities and Applications in Availabilities freely available held by any member of the TB Group at the time, so that no value is included or excluded more than once.

“Consolidated Net Financial Charges” means, for any measurement period, the total value of accrued interest, commissions, fees, discounts, break costs, premiums and other financial payments relating to Loans, which are paid, to pay or capitalized by any member of the TB Group in relation to that measurement period:

(i) excluding any obligations to any other member of the TB Group;
(ii) including the interest on payment of lease and rent and purchase of to be paid by any member of the TB Group;
(iii) including any commission, fee, deduction and other accrued financial payments to be realized by any member of the TB Group, pursuant to the terms of any hedge agreement of interest rate;
(iv) deducting any commission, rate, deduction and other financial payments accrued due to any member of the TB Group, pursuant to the terms of any hedge instrument of interest rate;
(v) deducting any accrued interest due to any member of the TB Group on any deposit or bank account; and
(vi) adding the value of any dividends in cash or distributions paid or made by CLIENT in relation to that measurement period.

“Subsidiary” means in relation to any person, (i) a joint stock company in which more than 50% of the combined voting power of the shares with voting right outstanding is held, directly or indirectly, by this person and/or by one or more of the other Subsidiaries of this person or (ii) any other person (except a joint stock company) in which this person and/or one or more of the other Subsidiaries, directly or indirectly, has powers to orient the policies, management and business of that person.

“Interest Cover Ratio” means the reason between (i) EBITDA less depreciation and amortization set forth in its restated financial statements and (ii) the interest expense with interest incurred in the same period relating to EBITDA, including, without limitation, expenses resulting from monetary variations;

“TB Group” means TIM Brasil Serviços e Participações S.A. and its Subsidiaries.

5.3. The CLIENT hereby undertakes to contract a reputable audit company and inform to the BANK, within 30 days of the execution of this Note.

5.3.1.
The provision of the audit services shall contemplate the full analysis of the financial statements of the CLIENT with the presentation of the quarterly balance sheets within 60 days after termination of each quarter and annual audited balance sheet within 90 days after closure of the fiscal year, as well as verification of compliance with the financial parameters established in Clause 5.2 to the maturity date of the transaction represented in this Note.

5.3.2.
The CLIENT hereby authorizes the Bank, through its representatives and agents, by notice to the Beneficiary, of at least 24 (twenty-four) hours, in business hours, free access to all its facilities and to the accounting records, for assessment of the economic-financial performance of CLIENT and verification of compliance with the obligations assumed in this Note.

ARREARS CHARGES

6.
In the event of lack of punctuality in compliance with the monetary obligations resulting from this Note, on the amounts due shall accrue, from the date of the default to the date of effective payment: a) arrears interest of 1% (one percent) per month or fraction; b) remuneration interest collected per day of delay, calculated according to the interest rate in force on the payment date, practiced by the Bank in its credit transactions, published on the BANK’S website (www.bancoreal.com.br – page Loans –Interest Items – Table of Charges and Default), and c) arrears interest of 2% (two percent).

EARLY LIQUIDATION

7.
In the event of CLIENT requesting the early liquidation, total or partial, of this debt, it shall pay the amount equivalent to the value of the principal to be amortized, plus interest due to the end of the contractual period, deducting the percentage equivalent to the market rate contemplated for the remaining period at the time of the liquidation.

7.1.	CLIENT undertakes, moreover, to give minimum notice to the BANK of 1 (one) day, in the case of intending to amortize or liquidate early the balance due resulting from this Note.

AUTHORIZATION OF DEBIT INTO ACCOUNT

8.
CLIENT and/or the JOINT DEBTORS authorize the BANK, irrevocably and irreversibly, to debit from their current account, as much as the funds allow, all the monetary obligations, principal and accessory, resulting from this Note, including the portions due not yet paid, plus the arrears charges covenanted herein, CLIENT and/or JOINT DEBTORS undertaking to maintain in their current account available and sufficient funds to accept such debits.

GUARANTEES

9.
To ensure compliance with the obligations of this Note, the guarantees set forth in table V of the preamble, instrumentalized in separate documents, shall be constituted in favor of the bank, and will be an integral part of this Note.

JOINT DEBTORS

10.
The JOINT DEBTORS, co-issuers of this Note, declare to be jointly responsible with CLIENT for compliance with all the monetary obligations, principal and accessory, contemplated in this Note, promising to pay this debt, which they recognize as established, agreed and enforceable, pursuant to the terms of Clause 1.

EXPENSES

11.
CLIENT will responsible for the expenses incurred by the BANK, with the contracting of the professional services of lawyers, or collection company to recover its credits, until legal limits, ensuring equal right to the CLIENT,  f the latter has to collect any amount due to it by the BANK.

TOLERANCE

12.
Tolerance by any of the parties with noncompliance with the contractual obligations by the adversary party will be considered mere liberality and will not lead to novation, pardon or contractual alteration.

PERMISSION OF ASSIGNMENT

13.
The BANK may assign or transfer, as a whole or in part, in any form permitted by law, including by the issue of the Certificates of Bank Credit Note, the rights, obligations and guarantees of this Note. For such, they may, deliver to the assignee all the documentation pertaining to credit, provided that authorized previously by CLIENT.

14.
CLIENT may assign or transfer, as a whole or in part, in any form permitted by law, the rights, obligations and guarantees of this Note to Tim Nordeste S/A (if this is not CLIENT) or to Tim Celular S;A (if this is not CLIENT), upon previous notification to the BANK.

CONSULTATION AND INFORMATION TO THE CENTRAL BANK OF BRAZIL

15.
The CLIENT and/or JOINT DEBTORS authorize the BANK to consult and include the relevant information to active and passive and guarantee financial transactions under its liability in the credit information system and register of the Central Bank of Brazil.

SOCIO-ENVIRONMENTAL POLICY

16.
CLIENT declares that the resources resulting from this Clause shall not be destined to any purposes and/or projects, which may cause social damages and which do not strictly comply with the legal and regulatory rules that govern the National Environmental Policy.

17.
The Parties hereby recognize that the CLIENT, its directors, administrators, employees and eventual subcontractors, are subject to observance and compliance with the “TIM Code of Ethics”, which provides that all the business of CLIENT, including this Contract, will be marked by respect: (i) for the environment, including regarding the disposal of batteries, emission of pollutants, recycling of waste (ii) to the safety and health rules in the workplace; (iii) to honesty and transparency to its partners, suppliers, contractors, the market and governmental bodies, (iv) to the interests of society and of the Parties, above the individual interests of its employees, representatives and service providers, which may not obtain for themselves or for another, information, opportunities, business, advantages, gifts or benefits using the name and reputation of the CLIENT, or as a result of the performance of the activities. The TIM Ethics Code is available on the website of TIM Participações S.A. (www.timpatri.com.br) – Area: Corporate Governance, Ethics Code) and filed at its headquarters and in all of its establishments, available for public consultation.

VENUE

18.	The forums of the Judiciary District of São Paulo or the domicile of the defendant, at the discretion of the plaintiff, is hereby elected to settle any issues arising out of this Note.

FINAL PROVISIONS

19.
If any item or clause of this Note is considered illegal, unenforceable or ineffective, for any reason, all the other items and clauses shall remain fully valid and effective. The BANK and the CLIENT hereby undertake to negotiate, in the shortest possible period, an item or clause, which, according to the case, substitutes the item or illegal, unenforceable or ineffective clause. In this negotiation, the objective of the parties on the date of execution of this instrument shall be considered, as well as the context in which the item or illegal, unenforceable or ineffective clause was entered.

20.	The effects of this Note retroact to 04/18/2008.

This Note is issued in 2 (two) counterparts, only one being negotiable.

Rio de Janeiro, June 06, 2008

[signature]	[signature]	[ignature]	[signature]
TIM CELULAR S.A.		BANCO ABN AMRO REAL S/A
Gianandrea Castelli Rivolta	Mario Cesar Pereira	Luiza (illegible)	José Carlos Lopes
Administration, Finance and Control Director	President	CPF: 044.6 (illegible)	Manager

JOINT DEBTORS:

1._______________________________	2._________________________
Name:	Name:

3.________________________________
Name:

ATTACHMENT TO BANK CREDIT NOTE No. 872936777

PAYMENT FLOW

THE INTEREST ACCRUING IN THE PERIOD SHALL BE PAID WITH EACH INSTALLMENT OF PRINCIPAL

INSTALLMENT	DATE	INSTALLMENT VALUE + CHARGES
01	11/04/2008	R$ 1.00
02	05/04/2009	R$ 1.00
03	11/03/2009	R$ 1.00
04	05/03/2010	R$ 1.00
05	11/01/2010	R$ 1.00
06	04/25/2011	R$ 49,999,995.00